ZIONSTHIRD QUARTER 2026 O c t o b e r 1 9 , 2 0 2 6 Financial Review

FORWARD-LOOKING STATEMENTS; USE OF NON-GAAP FINANCIAL MEASURES 2 Forward-Looking Information This presentation contains “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and assumptions regarding future events and outcomes. However, they are inherently subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performances, achievements, industry developments, or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements may include, among others: Statements concerning the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, operating results, and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and statements preceded or followed by, or that include, terminology such as “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” or similar words and expressions, including their negative forms. Forward-looking statements are not guarantees and should not be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, key factors that may cause material differences include: The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits; Changes in general industry, political, and economic conditions, including increases in the national debt, elevated inflation, economic slowdowns or recessions, and other macroeconomic challenges; changes in interest and reference rates, which could negatively impact our revenues and expenses, the valuation and performance of our assets and liabilities, and the availability and cost of capital and liquidity; Political developments, including government shutdowns and other significant disruptions and changes in the funding, size, scope, and effectiveness of the government, its agencies and services; The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in the interpretation, enforcement, and applicability of laws and fiscal, monetary, regulatory, trade, and tax policies; Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in regulatory bank fees, insurance assessments, and capital standards; and other regulatory requirements; Evolving trade policies and disputes, such as proposed and implemented tariffs and resulting market volatility and uncertainty, including the effects on supply chains, expenses and revenues for both us and our customers; Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to, us or the banking industry; Changes in our credit ratings; Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of, and demand for, our products and services, and our ability to recruit and retain talent; The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence, quantum computing, and related innovations affecting both us and the banking industry; Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; The growing presence of credit unions, financial technology companies (“fintechs”), and other emerging competitors within the financial services industry, including in the markets in which we operate; Our ability to innovate and address competitive pressures and other factors that may affect aspects of our business, such as pricing, the relevance of and demand for our products and services, and our ability to recruit and retain talent; The potential for both positive and disruptive impacts of emerging technologies, including stablecoins and other digital currencies, tokenized deposits, blockchain, artificial intelligence (“AI”), quantum computing, and related innovations affecting both us and the banking industry; Our ability to complete projects and initiatives and execute our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to develop and maintain technology and information security systems, along with effective controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents, particularly given the accelerating pace at which threat actors are developing and deploying increasingly sophisticated and targeted tactics against the financial services industry; The occurrence of fraud, theft, or other forms of misconduct perpetrated by external parties, including customers and business partners, or by our own employees; Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting, third parties upon whom we rely for the delivery of various products and services; The effects of wars, geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future; Natural disasters, pandemics, wildfires, catastrophic events, and other emergencies and incidents, and their impact on our operations, our customers’ business, and the communities we serve, including the increasing difficulty and expense of obtaining property, auto, business, and other insurance products; Diverging and evolving policy, legal, regulatory, and political developments— combined with differing stakeholder perspectives related to governance, environmental, and social matters—may subject us to potentially conflicting requirements and expectations; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; Adverse news and other expressions of negative public opinion—whether directed at us, other financial institutions, the banking industry, or the broader market—that may adversely affect our reputation and the industry more broadly; and Other assumptions, risks, or uncertainties described in this earnings release, and other SEC filings. We caution against placing undue reliance on forward-looking statements, as they reflect our views only as of the date they are issued. Except as required by law, we expressly disclaim any obligation to update any factors or publicly announce revisions to forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

FINANCIAL PERFORMANCE

Third quarter results reflect strong customer deposit growth and improved year-over-year earnings; PPNR decreased compared to prior year elevated amount

- Net earnings of $262 million, or $1.78 per share, increased $0.04, from the adjusted prior-quarter earnings[1], and increased $0.30 versus the prior-year period on improved loan loss provision
- The net interest margin decreased 4 basis points to 3.23% compared to the prior quarter and decreased 5 basis points versus prior year
- Adjusted pre-provision net revenue increased 2% versus prior quarter and declined 4% versus prior year
- Average loans grew 3.7% annualized versus prior quarter and grew 2.7% versus prior year
- Average customer deposits grew 8.8% annualized versus prior quarter and 5.2% versus prior year
- Net charge-offs were 0.02% of loans, annualized

Key Metrics (in millions, except ratios and per share data)	3Q26	2Q26	3Q25	Change From: 2Q26	Change From: 3Q25
Net earnings to common	**$262**	**$452**	**$221**	$(190), or (42%)	$41, or 19%
Diluted earnings per share (GAAP)	**$1.78**	**$3.05**	**$1.48**	$(1.27), or (42%)	$0.30, or 20%
Net interest margin	**3.23%**	**3.27%**	**3.28%**	(4) Bps	(5) bps
Adjusted pre-provision net revenue[2]	**$338**	**$332**	**$352**	$6, or 2%	$(14), or (4%)
Efficiency ratio[2]	**61.9%**	**62.2%**	**59.6%**	(30) bps	230 bps
Average loans	**62,441**	**61,858**	**60,786**	3.7% *Annualized*	2.7%
Average customer deposits[3]	**74,034**	**72,427**	**70,382**	8.8% *Annualized*	5.2%
Net charge-offs / loans *(annualized)*	**0.02%**	**0.06%**	**0.37%**	(4) bps	(35) bps
Return on average tangible common equity[2]	**16.2%**	**28.6%**	**16.0%**	(124) Bps	20 bps

(1) Pre-tax amounts of $215 million gain on sale of Visa shares and $37 million net unrealized gain due to valuation adjustments in the SBIC portfolio.
(2) See Appendix for non-GAAP financial measures, including adjustments made for notable items.
(3) Excludes brokered deposits.

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DILUTED EARNINGS PER SHARE 4 (1) Items that were $0.05 per share or more. Earnings per share increased by 20% compared to the year-ago period driven by improved credit performance Diluted Earnings per Share EPS Impact of Provision for Credit Losses Notable Items1: 3Q26: • $0.05 per share positive impact from $10 million net CVA gain 2Q26: • $1.12 per share positive impact from $215 million gain on sale of Visa shares • $0.19 per share positive impact from $37 million net unrealized gain due to valuation adjustments in the SBIC investment portfolio 1Q26: • No notable items with impact greater than $0.05 per share 4Q25: • $(0.08) per share negative impact from $15 million charitable contribution • $0.06 per share positive impact from $11 million net unrealized gain due to valuation adjustments in the SBIC investment portfolio • $0.05 per share positive impact from a $9 million accrual reversal related to the FDIC special assessment 3Q25 • $(0.06) per share negative impact from $11 million net CVA loss $1.48 $1.76 $1.56 $3.05 $1.78 3Q25 4Q25 1Q26 2Q26 3Q26 $(0.25) $(0.03) $0.04 $(0.02) $0.04 3Q25 4Q25 1Q26 2Q26 3Q26

PRE-PROVISION NET REVENUE (“PPNR”) 5 (1) PPNR includes taxable-equivalent revenue; Adjusted PPNR adjusts for certain items. See Appendix. Adjusted PPNR increased 2% versus the prior quarter and decreased 4% over the prior year Linked quarter (3Q26 vs. 2Q26) • Adjusted PPNR increased $6 million, or 2%: • Tax-equivalent net interest income increased $8 million, or 1% • Adjusted customer-related fee income, which excludes CVA, increased $1 million, or 1% • Adjusted noninterest expense increased $3 million, or 1% Year-over-year (3Q26 vs. 3Q25) • Adjusted PPNR decreased $14 million, or 4%: • Tax-equivalent net interest income up $13 million, or 2% • Adjusted customer-related fee income up $8 million, or 5% • Adjusted noncustomer-related fee income down $6 million, or 40% • Adjusted noninterest expense up $29 million, or 6% $3 45 $3 56 $2 98 $5 97 $3 40 $3 52 $3 31 $3 01 $3 32 $3 38 3Q25 4Q25 1Q26 2Q26 3Q26 Pre-provision net revenue (PPNR) (non-GAAP) Adjusted PPNR (non-GAAP) PPNR1 ($ millions)

CONTINUED GROWTH 1.9x 2026 annualized fee income vs. 2020 Broader capabilities A broader product set, including the recently acquired agency multifamily platform, increases opportunities to support customers across financing and risk-management needs Significant embedded growth opportunity Recent investments in senior talent are still ramping, while relatively low penetration across existing client base provides meaningful runway for growth EXPANDING CAPITAL MARKETS CAPABILITIES CORE PLATFORM | 2020–2021 Foreign Exchange • Syndications Interest rate derivatives (“IRD”) • Bond Underwriting Public Finance BROADER OFFERING | 2022–2024 CMBS Conduit Loans • Investment Banking Equity Underwriting RECENT EXPANSION | 2025–2026 Private Placement • Commodities Hedging Advanced FX • Advanced IRD • Agency Multifamily 6 70 71 83 81 109 125 136 0 25 50 75 100 125 150 2020 2021 2022 2023 2024 2025 2026 Capital Markets Fee Income (in millions, excludes CVA) ~12% 2020–2026 CAGR CAPITAL MARKETS: BUILDING A BROADER PLATFORM FOR GROWTH Growth reflects continued investment in product capabilities and talent to expand our addressable market and deepen client relationships (1) The solid line to $136 million represents annualized 2026 year-to-date results, while the dotted line is an illustrative example that indicates potential upside for full-year results. 1

7 Agency lending platform acquisition complements Zions’ relationship-based CRE franchise Expanding multifamily capabilities through agency lending • Platform Acquisition • Completed in July 2026, adding an experienced agency team and direct access to Fannie Mae DUS® and Freddie Mac Optigo® Conventional programs • Experienced Leadership • Added seasoned agency multifamily and servicing leadership to build and scale the platform, bringing extensive experience in agency and multifamily lending and commercial real estate servicing • Strategic Fit • Expands Zions’ ability to serve multifamily owners, operators and developers nationwide while complementing existing CRE relationships, balance-sheet lending and capital markets capabilities Balance-sheet lending + Agency execution + CMBS conduit platform More complete client solutions BROADER MULTIFAMILY OFFERING CAPITAL MARKETS: AGENCY MULTIFAMILY BUSINESS ACQUISITION

8 Deep client relationships and a sizable customer base create a compelling opportunity to expand wealth penetration ~$12B Wealth AUM A solid platform with opportunity to grow (e.g. AUM to Total Assets) $57M 2025 Fee Revenue Recurring wealth fee income can become a larger contributor to Bank earnings FOUNDATION FOR ACCELERATED GROWTH • Experienced affiliate and wealth leadership • Continued improvement integrating banking and advisory capabilities to deepen client relationships and support growth • Large, relationship-rich customer base • Wealth AUM is small relative to the size of the banking franchise, leaving meaningful room to deepen existing relationships • Strong foundation and offering capabilities • Affiliate relationships, financial planning, investment and trust capabilities, and established customer relationships provide a strong base to build on • Wealth Select offering expands the addressable market by serving clients with as little as $50K in investable assets through a scalable advisory model • Growth initiatives and strategic opportunities • Focused on enhancing banker-advisor collaboration, expanding data and analytics capabilities, and continuing to elevate operational efficiency and the client experience WEALTH MANAGEMENT: SIGNIFICANT GROWTH OPPORTUNITY

1 4 2 5 3 6 Strategic Six Products Gold Account – (Consumer) Builds a granular, relationship- based deposit base with attractive funding characteristics Wealth Select – (Wealth) Expands wealth capabilities to a more granular client base, while growing AUM and recurring fee revenue SBA 7a Lending – (Small Business) Helps small businesses access growth capital partially supported by SBA guarantee TM Select – (Small Business) Extends small business relationships through treasury solutions that drive fee income and deposit growth Business Beyond – (Small Business) Broadens small business relationships by combining premium checking and payment solutions Mortgage – (Consumer ) Deepens consumer relationships while driving fee growth and broader product engagement STRATEGIC SIX PRODUCTS As we put greater focus on expanding existing relationships and attracting new clients, we have identified six key products as priorities 9

NET INTEREST INCOME & NET INTEREST MARGIN 10 Net interest margin decreased 4 basis points sequentially given increased deposit costs and the deployment of excess funds into money market investments $672 $683 $662 $677 $684 3.28% 3.31% 3.27% 3.27% 3.23% 2.00% 2.50% 3.00% 3.50% 4.00% $500 3Q25 4Q25 1Q26 2Q26 3Q26 Net Interest Income Net Interest Margin ($ m ill io ns ) Linked quarter (3Q26 vs. 2Q26) • Net interest income increased $7 million, or 1%: • Interest income increased $27 million • $18 million, or 2%, increase on loans • $9 million, or 6%, increase on money market and securities • Interest expense increased by $20 million • $32 million, or 11%, increase on deposits • $12 million, or 20%, decrease on borrowings Year-over-year (3Q26 vs. 3Q25) • Net interest income increased $12 million, or 2%: • Interest income decreased $18 million, or 2% • $21 million, or 2%, decrease on loans • $3 million, or 2%, increase on money market and securities • Interest expense decreased $30 million, or 8% • Interest expense on deposits flat • $30 million, or 38%, decrease on borrowings

(0.01%) (0.23%) (0.01%) 0.21% (0.01%) 3.28% 3.23%0.02% (0.01%) (0.18%) 0.10% 0.03% 3.27% 3.23% NET INTEREST MARGIN 11 (1) Includes the impact of changes to both balance and rate/yield. (2) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest- bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities. Competitive deposit pricing and balance sheet positioning shaped quarterly NIM results Year-Over-Year (3Q26 vs. 3Q25) 1Linked Quarter (3Q26 vs. 2Q26) 1 Loans DepositsMoney Mkt & Securities Borrowings Free Funds 2 Loans DepositsMoney Mkt & Securities Borrowings Free Funds 2 3Q25 3Q262Q26 3Q26

NONINTEREST INCOME AND REVENUE 12 (1) Reflects total customer-related noninterest income, which excludes dividends and other income and net securities gains (losses). Adjusted value excludes credit valuation adjustment income (loss). (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. See Appendix for non-GAAP financial measures. (3) Total revenue for 2Q26 includes $215 million gain on sale of Visa shares and $44 million unrealized gain related to an SBIC investment. Adjusted customer-related fee income was stable versus the prior quarter; broad-based growth versus the prior year Customer-Related Noninterest Income 1 ($ millions) $8 61 $8 91 $8 49 $1 ,1 37 $8 81 $8 72 $8 79 $8 59 $8 78 $8 87 3Q25 4Q25 1Q26 2Q26 3Q26 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue 2, 3 ($ millions) $1 63 $1 77 $1 72 $1 82 $1 92 $1 74 $1 75 $1 74 $1 81 $1 82 3Q25 4Q25 1Q26 2Q26 3Q26 Customer-Related Noninterest Income Adjusted Customer-Related Noninterest Income

NONINTEREST EXPENSE 13 (1) Adjusted for severance costs, restructuring costs, SBIC investments success fee accruals, FDIC special assessment, intangibles amortization, and other real estate expense. (2) In addition to the expense adjustments from note 1, the efficiency ratio also includes adjustments to revenue for taxable-equivalent interest income, securities gains (losses), and credit valuation adjustment income (loss). See Appendix for Non-GAAP financial measures. Adjusted noninterest expense increased slightly compared to the prior quarter and increase 5.6% compared to the prior year Linked quarter (3Q26 vs. 2Q26) • Adjusted noninterest expense increased $3 million, or 1% • Salaries and benefits increased $1 million • Technology expense increased $4 million, or 6% • Deposit insurance & regulatory expense increased $5 million, or 71%, driven by a $6 million decrease last quarter related to the FDIC special assessment • These increases were offset by minor decreases in several categories Year-over-year (3Q26 vs. 3Q25) • Adjusted noninterest expense increased $29 million, or 5.6%, driven primarily by higher salary expense ($8 million), technology expense ($6 million), & professional and legal services ($6 million) Notable items: • 3Q26: No notable items > $0.05 per share • 2Q26: $7 million success fee accrual from SBIC investments • 1Q26: No notable items > $0.05 per share • 4Q25: $15 million charitable donation to Zions’ foundation $5 27 $5 46 $5 62 $5 51 $5 53 $5 20 $5 48 $5 58 $5 46 $5 49 59.6% 62.3% 65.0% 62.2% 61.9% 3Q25 4Q25 1Q26 2Q26 3Q26 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense (NIE) (1) (2)

$60.8 $60.8 $61.1 $61.9 $62.4 5.91% 5.76% 5.62% 5.61% 5.63% 3Q25 4Q25 1Q26 2Q26 3Q26 ($ billions) AVERAGE LOANS AND DEPOSITS 14 Note: Interest-bearing deposit spot rate at 9/30/26 was 2.42%. Total cost of deposits spot rate at 9/30/26 was 1.60%. Figures shown in graphs may not foot due to rounding. Yield on loans was stable; total cost of deposits increased 11 bps, negative three bps impact from reclass of derivative margin collateral expense Average Total Loans Yield on Total Loans Average Total Deposits Total Cost of Deposits $49.4 $49.4 $49.3 $50.1 $51.8 $24.9 $26.6 $26.2 $26.1 $26.2 $74.3 $76.0 $75.5 $76.2 $78.0 1.67% 1.56% 1.48% 1.48% 1.59% 3Q25 4Q25 1Q26 2Q26 3Q26 ($ billions) Average Noninterest-bearing Deposits Average Interest-bearing Deposits

$71 $72 $73 $73 $74$4 $4 $4 $4 $3$5 $4 $2 $3 $3 - 10 20 30 40 50 60 70 80 90 100 3Q25 4Q25 1Q26 2Q26 3Q26 $70 $72 $72 $72 $74$4 $4 $4 $4 $4$7 $5 $5 $5 $4 1.92% 1.76% 1.68% 1.69% 1.75% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% - 10 20 30 40 50 60 70 80 90 100 3Q25 4Q25 1Q26 2Q26 3Q26 DEPOSIT BALANCE AND BORROWING TRENDS 15 Note: Figures shown in graphs may not foot due to rounding. Total customer deposits increased $1.8 billion vs linked quarter and $3.4 billion vs prior year Q3 2026 total funding cost increased 6 basis points to 1.75% from 1.69% in the prior quarter • Period-end customer deposits increased $1.8 billion (+2.5%) linked quarter and grew $3.4 billion (+4.8%) versus prior year • Brokered deposits decreased $448 million (-11%) linked quarter and decreased $337 million (-9%) versus prior year • Short-term borrowings decreased $376 million (-31%) linked quarter and declined $2.7 billion (-76%) versus prior year • Long-term debt grew ~$500 million linked quarter and increased ~$1 billion versus prior year with two rounds of senior debt issued in 2026 Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings ($ billions)

TOTAL INVESTMENT SECURITIES & MONEY MARKET INVESTMENTS

Investment portfolio serves as a key source of liquidity and balance sheet flexibility; current quarter cash balance increased with deposit growth



Total Investment Securities
and Money Market Investments
(period-end balances)
($ billions)
$3.4
$3.6
$2.7
$2.5
$4.8
$18.2
$18.1
$17.9
$17.7
$17.1
3Q25
4Q25
1Q26
2Q26
3Q26
% of earning assets
26%
26%
25%
24%
26%
Total Investment Securities
Money Market Investments

The investment securities portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from investment securities were $631 million for the quarter, partially offset by reinvestment of $296 million
- The composition of the investment securities portfolio allows for deep on-balance sheet liquidity through the repo market
- Approximately 95% of investment securities are U.S. Government and U.S. Government Agency / GSE securities

The investment securities portfolio is also used to balance interest rate risk

- The estimated deposit duration at September 30, 2026 was assumed to be longer than the loan duration (including swaps); the investment securities portfolio balanced this mismatch
- The estimated price sensitivity of the investment securities portfolio (including the impact of fair value hedges) was 3.4 years, compared to 3.6 years from the prior quarter and 3.7 years from the year-ago quarter

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CREDIT QUALITY 17 Continued low levels of net charge-offs and relatively stable non-performing assets; criticized and classified balances continued to improve Key Credit Metrics • Net charge-offs relative to average loans: • 0.02% annualized in 3Q26 • 0.04% over the last 12 months • 4.20%: Criticized loans / total loans • Criticized balance decreased $190 million in 3Q26 from 2Q26 • 3.40%: Classified loans / total loans • Classified balance decreased $204 million in 3Q26 from 2Q26 • 0.50%: NPAs / loans + OREO • NPA balance increased $17 million in 3Q26 from 2Q26 Allowance for Credit Losses • 1.11% of total loans and leases, down two basis points from the previous quarter Credit Quality Ratios 4.75% 4.70% 4.61% 4.51% 4.20% 4.01% 3.91% 3.80% 3.72% 3.40% 0.54% 0.52% 0.48% 0.48% 0.50% 3Q25 4Q25 1Q26 2Q26 3Q26 Criticized / Loans Classified / Loans NPAs / Loans + OREO 213% 215% 239% 227% 207% 1.20% 1.19% 1.16% 1.13% 1.11% 3Q25 4Q25 1Q26 2Q26 3Q26 ALLL / Nonaccrual loans ACL / Loans

10 .3% 10 .4% 10 .6% 10 .7% 10 .9% 10 .8% 11 .0% 11 .3% 11 .5% 11 .6% 11 .8% 11 .8% 11 .3% 11 .5% 11 .6% 11 .8% 12 .0% 11 .9% 12 .0% 12 .4% 12 .5% 12 .6% 12 .8% 12 .8% 0% 2% 4% 6% 8% 10% 12% 14% 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 Common Equity Tier 1 % ACL / Risk-weighted Assets CAPITAL STRENGTH 18 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to capital levels as a percentage of risk-weighted assets Net Charge-offs annualized, as a percentage of risk-weighted assets 0. 05% 0. 04% 0. 09% 0. 02% 0. 21% 0. 09% 0. 06% 0. 33% 0. 04% 0. 02% 0. 05% 0. 02% 0% 2% 4% 6% 8% 10% 12% 14% 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets

FINANCIAL OUTLOOK (3Q 2027E VS. 3Q 2026A) 19 Outlook provided as of October 19, 2026 Outlook Comments 2% – 4%  Commercial loans, led by C&I and Owner Occupied, expected to drive loan growth followed by Commercial Real Estate. Our outlook reflects current pipeline activity, customer utilization trends, and is tempered given the expected rate environment. 8% – 12%  Net interest income growth expected from asset sensitivity, earning asset remix, and loan and deposit growth. 6% – 9%  Growth expected with capital markets contributing in an outsized way, followed by wealth management and commercial account fees. 4% – 6%  Technology costs, increased marketing, and continued investments in revenue- generating businesses expected to put mild pressure on noninterest expense; positive operating leverage expected. Adjusted Customer- Related Noninterest Income1 Loan Balances (period-end) Net Interest Income Adjusted Noninterest Expense1 (1) Adjusted customer-related noninterest income outlook does not include the current or future impact of credit valuation adjustment income (loss). Adjusted noninterest expense excludes certain items. See Appendix for non-GAAP financial measures.

ZIONS BANCORPORATION DRIVES VALUE FOR ITS STAKEHOLDERS 20 Source: Moody’s Analytics. Data as of Oct 2025. We are determined to help our clients achieve greater financial strength, help build strong, successful communities, and create economic opportunity Distinctive Local Operating Model Managing Risk Delivering Value to Our Stakeholders • Transformation of our core systems to a modern, real-time architecture improving banker productivity and customer experience • New digital products and services streamlining our customer interactions • Tangible book value per share growth exceeding 20% for three consecutive years (2023-2025) • Focus on serving small- to medium-sized businesses, resulting in a granular deposit franchise and a long-term funding advantage • Local decision making and empowered bankers support strong customer relationships • Coalition Greenwich Best Bank Awards: Ranked seventh among all U.S. banks in Middle Market & Small Business • Have built and maintained a robust risk management team and framework since the global financial crisis • Net credit losses to loans ratio that is consistently in the top quartile of peer banks • Prepared for large bank regulation due to previous SIFI experience and simpler legal structure Across 11 western states, our footprint includes some of the strongest markets in the country reflected in the quality and diversity of our portfolio • These states create ~35% of national GDP • Population and job growth outpace national average Strong Geographic Footprint

APPENDIX 21 • Financial Results Summary • Accumulated Other Comprehensive Income (AOCI) • Balance Sheet Profitability • Loan Growth by Bank Brand and Loan Type • Earning Asset Repricing • Interest Rate Swaps • Interest Rate Sensitivity • Credit Quality Trends • Loan Loss Severity (NCOs as a percentage of nonaccrual loans) • Credit Metrics: Commercial Real Estate • Loans to Non-Depository Financial Institutions • Coalition Greenwich Recognition • Non-GAAP Financial Measures

FINANCIAL RESULTS SUMMARY

Quarterly financial highlights

(Dollar amounts in millions, except per share data)	Three Months Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Earnings Results:					
Diluted Earnings Per Share	$ 1.78	$ 3.05	$ 1.56	$ 1.76	$ 1.48
Net Earnings Applicable to Common Shareholders	262	452	232	262	221
Net Interest Income	684	677	662	683	672
Noninterest Income	197	460	187	208	189
Noninterest Expense	553	551	562	546	527
Pre-Provision Net Revenue - Adjusted(1)	338	332	301	331	352
Provision for Credit Losses	(8)	3	(7)	6	49
Ratios:					
Return on Assets(2)	1.14 %	2.01 %	1.05 %	1.16 %	0.99 %
Return on Common Equity(3)	13.5 %	24.3 %	13.1 %	14.9 %	13.3 %
Return on Tangible Common Equity(3)	16.2 %	28.6 %	15.5 %	17.9 %	16.0 %
Net Interest Margin	3.23 %	3.27 %	3.27 %	3.31 %	3.28 %
Cost of Total Deposits(4)	1.59 %	1.48 %	1.48 %	1.56 %	1.67 %
Efficiency Ratio (1)	61.9 %	62.2 %	65.0 %	62.3 %	59.6 %
Effective Tax Rate	21.7 %	22.3 %	20.7 %	22.4 %	22.1 %
Nonperforming Assets to Loans, Leases and OREO	0.50 %	0.48 %	0.48 %	0.52 %	0.54 %
Net Loan and Lease Charge-offs to Average Loans, Annualized	0.02 %	0.06 %	0.03 %	0.05 %	0.37 %
Common Equity Tier 1 Capital Ratio(5)	11.8 %	11.8 %	11.5 %	11.5 %	11.3 %

(1) Adjusted pre-provision net revenue excludes certain items. See Appendix for non-GAAP financial measures; (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates.

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ZIONS BANCORPORATION

$(3.1) $(2.7) $(2.4) $(1.9) $(1.9) $(1.6) (3.5) (3.0) (2.5) (2.0) (1.5) (1.0) (0.5) - 4Q22 4Q23 4Q24 4Q25 4Q26 4Q27 Bi llio ns ACCUMULATED OTHER COMPREHENSIVE INCOME/LOSS (AOCI) 23 Note: AOCI burndown based on path of forward curve and hedges in place at September 30, 2026. Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM. Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. Steady AOCI improvement with meaningful protection against term rate volatility due to hedging strategy • AOCI is projected to improve by $63 million, or 3%, in 2026 relative to 2025. The improvement in AOCI slowed after the increase in term rates during 2026. • This adds 7 basis points to the tangible common equity ratio in 2026 relative to 2025, all else equal • Hedging strategy provided meaningful protection against term rate volatility • The forward curve at 9/30/2026 assumed 3 rate hikes by end of 2027 Actual Projection Based on forward curve at 9/30/2026 AOCI Projection $354 million, or 18%, projected improvement from 4Q25 to 4Q27 3% 18% Projected Improvement vs. 4Q25

BALANCE SHEET PROFITABILITY 24 (1) Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures. For 2Q26, excluding $252 million of pre-tax net gains, return on average assets would have been approximately 1.17% and return on average tangible common equity would have been approximately 17.1%. Profitability improved over the year-ago quarter, primarily due to improved provision expense 0.99% 1.16% 1.05% 2.01% 1.14% 3Q25 4Q25 1Q26 2Q26 3Q26 16.0% 17.9% 15.5% 28.6% 16.2% 3Q25 4Q25 1Q26 2Q26 3Q26 Return on Assets Return on Tangible Common Equity 1

LOAN GROWTH – BY BANK AFFILIATE AND LOAN TYPE 25 (1) Other category loans includes consumer construction, bankcard, and other consumer loan categories. Totals and percentages shown above may not foot due to rounding. Toal loans decreased during the quarter led by C&I and CRE Term, with pockets of growth in Muni, CRE Construction, and Consumer Zions Bank, 27% CB&T, 24% Amegy, 27% NBAZ, 8% NSB, 5% Vectra, 5% CBW, 4% Other, 0.7% Commercial ($32.4B) Zions Bank, 22% CB&T, 30%Amegy, 19% NBAZ, 12% NSB, 6% Vectra, 6% CBW, 6% Commercial Real Estate ($14.2B) Consumer ($15.9B) Zions Bank, 25% CB&T, 24% Amegy, 22% NBAZ, 10% NSB, 8% Vectra, 9% CBW, 0.4% Other, 2% Period-End Linked Quarter Loan Growth (3Q26 vs. 2Q26) C om m er ci al C R E C on su m er Loan Distribution by Bank and Product (in millions) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW Other Total C&I (ex-Oil & Gas) (124) (52) (109) 21 7 16 (45) (11) (296) Owner occupied 20 (17) (16) 13 16 - 6 - 21 Energy (Oil & Gas) (4) - (75) - - 1 - - (78) Municipal 118 3 4 9 (1) 13 2 (26) 122 CRE C&D 82 (41) 38 54 14 52 (5) - 195 CRE Term (19) 156 (93) (108) 20 (60) 3 - (102) 1-4 Family 23 91 (35) (7) - 14 (1) (8) 77 Home Equity 15 10 10 12 6 7 (3) - 57 Other1 5 15 (17) (2) - (5) (1) - (5) Total net loans 116 164 (293) (8) 62 38 (44) (44) (9)

LOAN GROWTH – BY BANK AFFILIATE AND LOAN TYPE 26 (1) Other category loans includes consumer construction, bankcard, and other consumer loan categories. Totals and percentages shown above may not foot due to rounding. Toal loans increased year-over-year led by C&I, CRE Term, and home equity with broad geographic distribution Period-End Year-Ago Quarter Loan Growth (3Q26 vs. 3Q25) C om m er ci al C R E C on su m er (in millions) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW Other Total C&I (ex-Oil & Gas) 103 435 530 27 65 (3) 97 (7) 1,247 Owner occupied (20) (60) 146 13 26 (20) 5 - 90 Energy (Oil & Gas) (10) - (31) (1) - 4 - - (38) Municipal 36 (7) (55) 13 (6) (45) 76 (58) (46) CRE C&D 87 (171) (55) (34) (44) 111 45 - (61) CRE Term 123 229 140 194 69 (74) 60 - 741 1-4 Family (69) 88 (128) (16) (1) - - 73 (53) Home Equity 52 106 41 43 9 32 3 - 286 Other1 19 51 (21) 6 (9) (16) (1) (1) 28 Total net loans 321 671 567 245 109 (11) 285 7 2,194

SIMULATED REPRICING EXPECTATIONS: EARNING ASSETS & LOANS 27 (1) Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. A substantial portion of earning assets reset within one year with additional resets in later periods 60% 8% 7% 6% 9% 10% 49% 15% 11% 6% 9% 10% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset / Maturity Profile1 Loans After Hedging Earning Assets: Rate Reset / Maturity Profile1 51% 8% 8% 6% 10% 17% 46% 13% 10% 5% 9% 17% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets After Hedging

5,538 5,531 5,519 5,558 5,558 5,361 3.34 3.34 3.34 3.34 3.34 3.33 0 2,000 4,000 6,000 8,000 10,000 12,000 4Q26 1Q27 2Q27 3Q27 2027 2028 Average Outstanding ($B) Average Fixed Rate Paid (%) 10,830 10,489 10,102 9,980 9,980 2,293 3.66 3.75 3.82 3.80 3.80 4.33 0 2,000 4,000 6,000 8,000 10,000 12,000 4Q26 1Q27 2Q27 3Q27 2027 2028 Average Outstanding ($B) Average Fixed Rate Received (%) PORTFOLIO INTEREST RATE HEDGES AT SEPTEMBER 30, 2026 28 Swaps and futures are used to balance our interest rate sensitivity to income and value Receive-Fixed Hedges1 (pay floating rate) Pay-Fixed Rate Hedges2 (receive floating rate) (1) Received-fixed hedges consist of hedging pools of floating rate loans or received-fixed swaps on subordinated debt. (2) Pay-fixed hedges consist of fair value swaps hedging fixed-rate AFS securities and fixed-rate commercial loans or short-term debt hedges on rolling FHLB advances. Interest rate sensitivity is managed in part with portfolio interest rate hedges1 • In the third quarter, $550 million of receive-fixed swap hedges were added with a fixed rate of 5.14%, $5.5 billion in three-month futures hedges with a yield of 4.47%, and $200 million in fair value pay-fixed hedges with a fixed rate of 4.19%. Receive-fixed swaps and futures are being added to manage asset sensitivity down. $ M illi on s

INTEREST RATE SENSITIVITY – PARALLEL RATE SHOCKS 29 (1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume $1.6 billion of noninterest-bearing demand deposit migration to higher-cost products Standard parallel rate shocks suggest asset sensitivity; favorably positioned for rising rates (7%) (4%) 4% 7% (9%) (4%) 4% 7% −200 bps −100 bps +100 bps +200 bps Simulated Net Interest Income Sensitivity 1 as of 6/30/2026 as of 9/30/2026

CREDIT QUALITY TRENDS RELATIVE TO PEERS 30 Source: S&P CapIQ, data as of June 30, 2026, where available. NPAs + 90 DPD = nonperforming assets (nonaccrual loans plus other real estate owned) plus loans 90 days past due and still accruing interest. Zions’ NCO/Loans ratio is frequently in the best (lowest) quartile of peers; low loss rates on NPAs NPA Ratio NPAs + 90 DPD, as a percentage of Loans + OREO NCOs / Loans (Trailing 12-month Average) 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 ZION Peer Top Quartile Peer Bottom Quartile 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 ZION Peer Lowest Quartile Peer Highest Quartile

LOAN LOSS SEVERITY 31 Source: S&P CapIQ. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 12% 19% 22% 22% 25% 36% 36% 40% 46% 46% 50% 58% 61% 73 % ZI O N Annualized NCOs / Nonaccrual Loans Five-Year Average (2021Q3 – 2026Q2) Annualized NCOs / Nonaccrual Loans Fifteen-Year Average (2011Q3 – 2026Q2) 13% 17% 17% 19% 22% 36% 38% 40% 43% 44% 45% 51% 52% 64 % ZI O N >1 00% >1 00%

COMMERCIAL REAL ESTATE SUMMARY ($14.2 BILLION BALANCE)

CRE Portfolio Composition
As of Sep 30, 2026



Other, 13%
Multifamily, 29%
Residential Construction, 5%
Hospitality, 6%
Retail, 13%
Office, 11%
Industrial, 23%

- 83% term, 17% construction
- Portfolio growth has been carefully managed for over a decade through disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Collateral diversified by property type and location
- Net charge-offs since 2020 <1 bps annualized

Term CRE ($11.8B)

- Weighted average LTVs of < 60%
- Maturity distribution over the next three years: 12% (2026), 21% (2027), 16% (2028)
- Average & median loan size of $4.1 million & $1.1 million
- 9.3% criticized; 7.5% classified; 0.3% nonaccrual; 0.2% delinquencies

Construction and Land Development ($2.4B)

- Land and acquisition & development less than 2.0% of CRE portfolio
- 2.9% criticized; 2.1% classified; 0.0% nonaccrual; 0.0% delinquencies

Office ($1.5B)

- Weighted average LTVs (< 60%)
- 75% suburban and 25% central business district
- Average & median loan size of $4.0 million & < $1 million
- 6.4%/5.7% criticized / classified; 2.0% nonaccrual; 0.5% delinquencies
- Term office portfolio is 87% leased (weighted average)
- Net charge-offs since 2020 <6 bps annualized

32

Note: Loan to Value (LTV) calculations reflect the most current bank ordered / reviewed appraisal in the denominator and the current outstanding balance in the numerator. Appraisals and evaluations are performed in accordance with regulatory guidelines. Percentages shown in graphs may not foot due to rounding.

ZIONS BANCORPORATION

COMMERCIAL REAL ESTATE PROBLEM LOANS IN FOCUS 33 Note: LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. Approximately 42% of CRE classified balances have 2026 appraisals, 30% in 2025, 2% 2024, 8% 2023 and earlier. The commercial real estate portfolio benefits from low LTVs, guarantor support, low delinquencies, and diversification • Improved credit quality with decreasing classified loans, stable nonaccruals, low delinquencies, and low charge- offs (TTM -0.01%), driven by conservative underwriting, significant borrower equity, and guarantor support • The ACL for CRE remains substantial relative to credit quality measures (1.2% of CRE balances, 4.4x CRE nonaccruals) (140) (120) (100) (80) (60) (40) (20) 0 20 Office Industrial Multifamily Change in CRE Problem Loans Levels 6/30/26 to 9/30/2026 Criticized Classified Nonaccrual 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Classified CRE LTVs Appraised vs. Index Adjusted Index Adjusted Most Recent Appraisal 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 CRE Nonperforming Asset and Charge-offs Levels Nonaccrual % GCO QTD Annualized 30+ Days Past Due

IN-DEPTH REVIEW: COMMERCIAL REAL ESTATE 34 Data is updated through 3Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. Limited tail loan-to-value risk in portfolio; controlled CRE growth and improving credit metrics WAVG LTV % of CRE Term % of CRE Construction Classified % ACL % Multifamily 55% 28% 50% 10.9% 1.3% Industrial / Warehouse 55% 24% 27% 7.4% 0.8% Office 53% 13% 2% 5.7% 2.7% Retail 52% 14% 6% 2.4% 0.9% Hospitality 44% 7% 1% 0.6% 0.5% Zions has limited “tail risk” in its CRE portfolio Total CRE Problem Loan Trends as a percentage of total CRE loans CRE LTVs Appraised vs. Indexed 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal 0.2 0.7 0.9 0.61.4 2.5 1.8 6.0 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 16% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized ($ billions) ($ billions) 2.5 2.2 2.3 2.2 2.4 11.0 11.2 11.4 11.8 11.8 3Q25 4Q25 1Q26 2Q26 3Q26 Balance Trends Construction Balances Term Balances

Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades. • Key factors: • Measured and disciplined growth compared to peers • Significant borrower equity – conservative LTVs • Disciplined underwriting on debt service coverage • Diversified by geography and asset class • Limited exposure to land DISCIPLINED COMMERCIAL REAL ESTATE GROWTH 35 Data as of June 30, 2026; peer growth rates are normalized for significant acquisitions Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline 0 50 100 150 200 250 300 350 400 2Q 15 2Q 16 2Q 17 2Q 18 2Q 19 2Q 20 2Q 21 2Q 22 2Q 23 2Q 24 2Q 25 2Q 26 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied

0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal IN-DEPTH REVIEW: CRE OFFICE ($1.5 BILLION BALANCE) 36 Data updated through 3Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Office portfolio is 11% of total CRE exposure and 2.5% of total loans; charge-offs remain limited • Allowance for credit losses: 2.7% of balances / 43% of criticized balances • 10% decrease in balances year-over-year via payoffs, loan rebalance, amortization; 38% decrease in balances since 1Q 2021 • Classified levels continue to decline via loan repayment and positive property leasing; nonaccruals (2.0%) remain low • Median loan size: $0.9 million; average loan size: $4.0 million • 36% variable rate with swap, 14% fixed rate, 50% variable rate w/o swap • 35% of total office exposure has a maturity date in the next 12 months • By State: 26% UT, 18% WA, 17% CA, 14% AZ, 11% TX, 14% all other Office Problem Loan Trends as a percentage of total office loans ($ billions) When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination CRE Office LTVs Appraised vs. Indexed ($ billions) 0.0 0.0 0.0 0.0 0.0 1.7 1.7 1.6 1.5 1.5 3Q25 4Q25 1Q26 2Q26 3Q26 Balance Trends Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized 0.2 0.4 0.2 0.8 2026 2027 2028 2029+ Maturities Construction Balances Term Balances

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal CRE Multifamily Appraised vs. Indexed IN-DEPTH REVIEW: CRE MULTIFAMILY ($4.2 BILLION BALANCE) 37 Data is updated through 3Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Multifamily portfolio is 30% of total CRE exposure and 7% of total loan exposure • Allowance for credit losses: 1.3% of total multifamily balances / 9% of criticized balances • Net charge-offs since 2020 <1 bps annualized • Loan balances up 6.7% year-over-year • Elevated criticized levels from longer lease up timelines and construction delays; nonaccruals remain at 0.0% • 80% term, 20% construction • Median loan size: $1.5 million; average loan size: $6.4 million • 24% variable rate with swap, 9% fixed rate, 67% variable rate w/o swap • By State: 26% TX, 23% CA, 16% UT, 8% AZ, 8% WA, 19% all other Multifamily Problem Loan Trends as a percentage of total multifamily loans When values are updated based on indexed / current values, multifamily exposure continues to benefit from low LTVs at origination ($ billions) 0% 5% 10% 15% 20% 25% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized 0.1 0.2 0.3 0.2 0.7 0.8 0.6 1.3 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 1.0 0.8 0.8 0.7 0.8 2.9 3.2 3.3 3.5 3.3 3Q25 4Q25 1Q26 2Q26 3Q26 Balance Trends Construction Balances Term Balances ($ billions)

0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Index Adjusted Most Recent Appraisal IN-DEPTH REVIEW: CRE INDUSTRIAL ($3.3 BILLION BALANCE) 38 Data is updated through 3Q26. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level Moody’s CRE Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Industrial portfolio is 23% of total CRE exposure and 5% of total loan exposure • Allowance for credit losses: 0.8% of balances / 8.7% of criticized balances • Net charge-offs since 2020 <1 bps annualized • Loan balances up 7.0% year-over-year • Elevated but declining criticized levels from longer lease up timelines and construction delays; nonaccruals remain low at 0.2% • 86% term, 14% construction • Median loan size: $1.7 million; average loan size: $5.2 million • 25% variable rate with swap, 10% fixed rate, 65% variable rate w/o swap • By State: 28% CA, 17% UT, 17% TX, 15% AZ, 8% NV, 15% all other Industrial Problem Loan Trends as a percentage of total industrial loans ($ billions) When values are updated based on indexed / current values, industrial exposure continues to benefit from low LTVs at origination CRE Industrial Appraised vs. Indexed 0.0 0.1 0.2 0.10.3 0.7 0.4 1.4 2026 2027 2028 2029+ Maturities Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 Criticized % Classified % Nonaccrual % GCO QTD Annualized ($ billions) 0.4 0.3 0.4 0.4 0.4 2.7 2.7 2.7 2.8 2.9 3Q25 4Q25 1Q26 2Q26 3Q26 Balance Trends Construction Balances Term Balances

LOANS TO NON-DEPOSITORY FINANCIAL INSTITUTIONS (NDFI) ($2.2B BALANCE) 39 (1) Peer information sourced from S&P Capital IQ through June 30, 2026, adjusted for mergers and acquisitions where applicable. Peer data also includes the impact of any reclassifications that resulted from updated call report guidance. Loans to NDFIs make up 8% of the commercial portfolio and are 4% of total loans; portfolio growth has been limited Zions’ NDFI Portfolio Allocation Business Credit: BDCs, SBIC, Senior Loan Funds, Equipment Leasing $945 | 43% Mortgage Credit: REITs, Residential and Commercial Mortgage $335 | 15% Consumer Credit: Consumer Secured and Unsecured Loans $272 | 12% Private Equity Funds: Capital Call Lines, Subscription Lines $118 | 5% Other Loans: Family Office, Insurance, Broker/Dealer $540 | 24% Total Loans to Non-Depository Financial Institutions $2,210 Portfolio characteristics: • Diversified across many lending segments and asset classes • Loans tend to be governed by a borrowing base against diversified pools; structure depends on relationship length, borrower sophistication, and borrower industry • Average loan size is approximately $9.1 million; median size of $0.9 million • Problem loan levels remain low; Criticized 1.1%, Classified 1.1%, Nonaccrual 0.4% • Less than $500 million (<1% of total loans) in combined outstanding exposure to Business Development Corporations and Private Debt funds $ millions; as of 9/30/2026 0 200 400 600 800 1,000 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 ZION Peer Median Peer Top Quartile Peer Bottom Quartile Indexed: 1Q20 = 100 NDFI Growth1 4% 0% 5% 10% 15% 20% 25% 30% ZION Peer Non-Depository Financial Institutions Concentration as a percentage of total loans

MIDDLE MARKET COALITION GREENWICH BEST BANK AWARDS

$10MM-500MM

Zions compares favorably to global competitors (JP Morgan, Bank of America, Wells Fargo, US Bank)

Awards don't define us … but this consistency confirms the strength of our model

Coalition Greenwich Customer Satisfaction % Excellent Citations*

Middle Market (Revenue of $10MM-$500MM)	Zions Bancorp	Major Bank Competitors (Avg. Score)	Highest Major Bank Competitor's Score	Zions' Rank
Overall Satisfaction - Customers	49	43	48	1st
Bank You Can Trust	78	50	53	1st
Values Long-Term Relationships	78	53	58	1st
Ease of Doing Business	66	47	51	1st
Overall Customer Satisfaction:				
-with Bankers	79	53	57	1st
-with TMO/CM Specialist	62	49	58	1st
-with Cash Management	53	44	48	1st
Net Promoter Score**	55	40	54	1st

Greenwich Best Bank Awards

- ***Ranked seventh among all U.S. banks for Middle Market & Small Business with 15 Best Bank Awards***
- Consistently recognized as an industry leader - one of only four U.S. banks to average 15 or more wins overall since the inception of the awards in 2009
- Since the awards' inception, Zions has received the second highest number of middle market awards

Coalition Greenwich Awards Best Bank

Source: Coalition Greenwich Voice of Client – 2025 US Commercial Banking Study
*Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

40

ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES

In millions		3Q26	2Q26	1Q26	4Q25	3Q25
(a)	Total noninterest expense	$553	$551	$562	$546	$527
	LESS adjustments:					
	Severance costs	1	1	3	5	6
	Other real estate expense	1	1	-	(2)	-
	Amortization of core deposit and other intangibles	3	2	2	2	2
	FDIC special assessment	-	(6)	(1)	(9)	(2)
	SBIC investment success fee accrual	(1)	7	-	2	1
(b)	*Total adjustments*	4	5	4	(2)	7
(c) = (a - b)	**Adjusted noninterest expense**	**549**	**546**	**558**	**548**	**520**
(d)	Net interest income	684	677	662	683	672
(e)	Fully taxable-equivalent adjustments	12	11	11	11	11
(f) = (d + e)	Taxable-equivalent net interest income (TE NII)	**696**	**688**	**673**	**694**	**683**
(g)	Customer-related noninterest income	192	182	172	177	163
(h)	Net credit valuation adjustment (CVA)	10	1	(2)	2	(11)
(i) = (g - h)	**Adjusted customer-related noninterest income**	**$182**	**$181**	**$174**	**$175**	**$174**
(j)	Noncustomer-related noninterest income	5	278	15	31	26
(k)	Securities gains (losses), net	(4)	269	3	21	11
(l) = (j - k)	**Adjusted noncustomer-related noninterest income**	***9***	***9***	***12***	***10***	***15***
(m) = (f + g + j)	**Combined income**	**$893**	**$1,148**	**$860**	**$902**	**$872**
(n) = (f + i + l)	**Adjusted tax-equivalent revenue**	**$887**	**$878**	**$859**	**$879**	**$872**
(m) – (a)	**Pre-provision net revenue (PPNR)**	**$340**	**$597**	**$298**	**$356**	**$345**
(n) – (c)	**Adjusted pre-provision net revenue (PPNR)**	**$338**	**$332**	**$301**	**$331**	**$352**
(c) / (n)	**Efficiency Ratio**	**61.9%**	**62.2%**	**65.0%**	**62.3%**	**59.6%**

Note: Excluding the $15 million charitable contribution, the efficiency ratio for the three months ended December 31, 2025 would have been 60.6%.

41

ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES (CONTINUED) 42 Excluding $252 million of pre-tax net gains ($191 million after tax), return on average tangible common equity for the three months ended June 30, 2026 would have been approximately 17.1%. In millions 3Q26 2Q26 1Q26 4Q25 3Q25 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $262 $452 $232 $262 $221 Adjustments, net of tax: Amortization of core deposit and other intangibles 2 2 2 2 2 (a) Net earnings applicable to common, net of tax $264 $454 $234 $264 $223 Average common equity (GAAP) $7,724 $7,457 $7,194 $6,956 $6,616 Average goodwill and intangibles (1,240) (1,088) (1,090) (1,093) (1,095) (b) Average tangible common equity (non-GAAP) $6,484 $6,369 $6,104 $5,863 $5,521 (c) Number of days in quarter 92 91 90 92 92 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non- GAAP) 16.2% 28.6% 15.5% 17.9% 16.0%

z i o n s b a n c o r p o ra t i o n . c o m